SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2007

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101 Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On December 28, 2007, Mr. Andrew N. Heine, a Director of Orleans Homebuilders, Inc. (the “Company”), sold 35,000 shares of the Company’s common stock in a private transaction directly to two other Directors of the Company, Mr. Lewis Katz and Mr. John W. Temple.  The share transactions were based on the $3.75 closing price of the Company’s common stock on the American Stock Exchange on December 27, 2007.  The transactions, however, did not occur directly or indirectly through any stock exchange.

Mr. Katz acquired 25,000 of Mr. Heine’s shares, and Mr. Katz now owns a total of 504,000 shares of Company common stock.  Mr. Temple acquired 10,000 of Mr. Heine’s shares, and Mr. Temple now  directly or indirectly beneficially owns 70,000 shares of Company common stock.  In addition, Mr. Temple is custodian of an aggregate of 4,000 shares held in accounts for the benefit of his children.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: January 2, 2008
	By:	GARRY P. HERDLER
Garry P. Herdler
Executive Vice President and Chief Financial Officer